Exhibit 10.2

INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT (this “Agreement”) is made and entered into effective as of the     day of         2013 by and between Pure Bioscience, Inc., a Delaware corporation (the “Company”), and                     (the “Indemnitee”).

WHEREAS, the Company believes it is essential to retain and attract qualified directors and officers;

WHEREAS, the Indemnitee is a director and/or officer of the Company;

WHEREAS, both the Company and the Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of public companies;

WHEREAS, the (i) Company’s Certificate of Incorporation (the “Certificate of Incorporation”) provides that, to the fullest extent permitted by Delaware statutory or decisional law, no director of the Company shall be personally liable to the Company or its stockholders for breach of fiduciary duty as a director and (ii) the Company’s Bylaws (the “Bylaws”) require the Company to indemnify its directors and officers to the greatest extent permitted by the DGCL (as hereinafter defined) and permits the Company to advance expenses in connection therewith;

WHEREAS, the Indemnitee has been serving and intends to continue serving as a director and/or officer of the Company in part in reliance on the Certificate of Incorporation and Bylaws; and

WHEREAS, in recognition of the Indemnitee’s need for (i) substantial protection against personal liability based on the Indemnitee’s reliance on the Certificate of Incorporation and Bylaws, (ii) specific contractual assurance that the protection promised by the Certificate of Incorporation and Bylaws will be available to the Indemnitee, regardless of, among other things, any amendment to or revocation of the Bylaws or any change in the composition of the Company’s Board of Directors (the “Board”) or acquisition transaction relating to the Company, and (iii) an inducement to continue to provide effective services to the Company as a director and/or officer thereof, the Company wishes to provide for the indemnification of the Indemnitee and to advance expenses to the Indemnitee to the fullest extent permitted by law and as set forth in this Agreement, and to provide for the continued coverage of the Indemnitee under the Company’s directors’ and officers’ liability insurance policies.

NOW, THEREFORE, in consideration of the premises contained herein and of the Indemnitee continuing to serve the Company directly or, at its request, with another enterprise, and intending to be legally bound hereby, the parties hereto agree as follows:

1.	Certain Definitions.

(a) “Change in Control” shall mean the occurrence of any of the following events: (i) the closing of the sale, transfer or other disposition of all or substantially all of the Company’s assets or the exclusive license of substantially all of the intellectual property of the Company material to the business of the Company resulting in the Company being unable to continue its business as in effect prior to such license; provided, however, that a mortgage, pledge or grant of a security interest to a bona fide lender shall not by itself constitute a Change of Control; (ii) the consummation of a merger or consolidation of the Company with or into another entity in which the stockholders of the Company exchange their shares of capital stock of the Company for cash, stock, property or other consideration (except one in which the stockholders of the Company as constituted immediately prior to such transaction continue to hold after the transaction at least 50% of the voting power of the capital stock of the Company or the surviving or acquiring entity or parent entity of the surviving or acquiring entity); (iii) any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”) (other than (a) a trustee or other fiduciary holding securities under an employee benefit plan of the Company, (b) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company or (c) any current beneficial stockholder or group, as defined by Rule 13d-5 of the Exchange Act, including the heirs, assigns and successors thereof, of beneficial ownership, within the meaning of Rule 13d 3 of the Exchange Act, of securities possessing more than 20% of the total combined voting power of the Company’s outstanding securities) hereafter becomes the “beneficial owner,” as defined in Rule 13d 3 of the Exchange Act, directly or indirectly, of securities of the Company representing 35% or more of the total combined voting power represented by the Company’s then outstanding voting securities; or (iv) individuals who, as of sixty (60) days after the Effective Date of this Agreement are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided further, however, that a transaction under clauses (ii) or (iii) above shall not constitute a Change of Control: (A) if its primary purpose is to change the state of the Company’s incorporation, (B) if its primary purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately prior to such transaction, or (C) if it is a bona fide equity financing in which the Company is the surviving corporation.

(b) “DGCL” shall mean the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended or interpreted; provided, however, that in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the Company to provide broader indemnification rights than were permitted prior thereto.

(c) “Expense” shall mean costs, expenses, liabilities and losses (including, without limitation, attorneys’ fees, judgments, fines, penalties, ERISA excise taxes, penalties and amounts paid in settlement and all other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing for any of the foregoing, any Proceeding relating to any Indemnifiable Event.

(d) “Indemnifiable Event” shall mean any event or occurrence that takes place either prior to or after the execution of this Agreement, related to the Company.

(e) “Proceeding” shall mean any threatened, pending or completed action, suit, investigation or proceeding, and any appeal thereof, whether civil, criminal, administrative or investigative, and/or any inquiry or investigation (whether conducted by the Company or any other party, that the Indemnitee in good faith believes might lead to the institution of such action) in which Indemnitee is made, or is threatened to be made, a party to, or a witness in, such action, suit, proceeding or investigation by reason of the fact that Indemnitee is or was an officer, director or employee of the Company or is or was serving as an officer, director, member, employee, trustee or agent of any other entity at the request of Company.

(f) “Reviewing Party” shall mean any appropriate person or body consisting of a member or members of the Company’s Board or any other person or body appointed by the Board (including the special independent counsel referred to in Section 6) who is not a party to the particular Proceeding with respect to which the Indemnitee is seeking indemnification.

(g) “Voting Securities” shall mean any securities of the Company which vote generally in the election of directors.

2. Indemnification. In the event the Indemnitee was or is a party to or is involved (as a party, witness, or otherwise) in any Proceeding by reason of (or arising in part out of) an Indemnifiable Event, whether the basis of the Proceeding is the Indemnitee’s alleged action in an official capacity as a director or officer or in any other capacity whether or not while serving as a director or officer, the Company shall indemnify the Indemnitee to the fullest extent permitted by the DGCL against any and all Expenses, liability, and loss (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement, and any interest, assessments, or other charges imposed thereon, and any federal, state, local, or foreign taxes imposed on any director or officer as a result of the actual or deemed receipt of any payments under this Agreement) (collectively, “Liabilities”) reasonably incurred or suffered by such person in connection with such Proceeding. The Company shall provide indemnification pursuant to this Section 2 as soon as practicable, but in no event later than 20 days after it receives written demand from the Indemnitee. Notwithstanding anything in this Agreement to the contrary and except as provided in Section 5 below, the Indemnitee shall not be entitled to indemnification pursuant to this Agreement (i) in connection with any Proceeding initiated by the Indemnitee against the Company or any director or officer of the Company unless the Company has joined in or consented to the initiation of such Proceeding or (ii) on account of any suit in which judgment is rendered against the Indemnitee pursuant to Section 16(b) of the Exchange Act for an accounting of profits made from the purchase or sale by the Indemnitee of securities of the Company. The Company shall indemnify the Indemnitee to the fiullest extent permitted by the Company’s Bylaws and applicable Delaware law.

3. Advancement of Expenses. The Company shall advance Expenses to the Indemnitee within 10 business days of such request (an “Expense Advance”); provided, however, that if required by the DCGL, such Expenses shall be advanced only upon delivery to the Company of written acknowledgment by or on behalf of the Indemnitee to repay such amount if it is ultimately determined by a court of competent jurisdiction (including the resolution of such matter on appeal) that the Indemnitee is not entitled to be indemnified by the Company; and provided further, that the Company shall make such advances only to the extent permitted by law. Expenses incurred by the Indemnitee while not acting in his/her capacity as a director or officer, including service with respect to employee benefit plans, may be advanced upon such terms and conditions as the Board, in its sole discretion, deems appropriate.

4. Review Procedure for Indemnification. Notwithstanding the foregoing, (i) the obligations of the Company under Sections 2 and 3 above shall be subject to the condition that the Reviewing Party shall not have determined (in a written opinion, in any case in which the special independent counsel referred to in Section 6 hereof is involved) that the Indemnitee would not be permitted to be indemnified under applicable law, and (ii) the obligation of the Company to make an Expense Advance pursuant to Section 3 above shall be subject to the condition that, if, when and to the extent that the Reviewing Party determines that the Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by the Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid; provided, however, that if the Indemnitee has commenced legal proceedings in a court of competent jurisdiction pursuant to Section 5 below to secure a determination that the Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that the Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and the Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or have lapsed). The Indemnitee’s obligation to reimburse the Company for Expense Advances pursuant to this Section 4 shall be unsecured and no interest shall be charged thereon. The Reviewing Party shall be selected by the Board, unless there has been a Change in Control, other than a Change in Control which has been approved by a majority of the Company’s Board who were directors immediately prior to such Change in Control, in which case the Reviewing Party shall be the special independent counsel referred to in Section 6 hereof.

5. Enforcement of Indemnification Rights. If the Reviewing Party determines that the Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, or if the Indemnitee has not otherwise been paid in full pursuant to Sections 2 and 3 above within 10 days after a written demand has been received by the Company, the Indemnitee shall have the right to commence litigation in any court in the State of California or Delaware having subject matter jurisdiction thereof and in which venue is proper to recover the unpaid amount of the demand (an “Enforcement Proceeding”) and, if successful in whole or in part, the Indemnitee shall be entitled to be paid any and all Expenses in connection with such Enforcement Proceeding. The Company hereby consents to service of process for such Enforcement Proceeding and to appear in any such Enforcement Proceeding. Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and the Indemnitee.

6. Change in Control. The Company agrees that if there is a Change in Control of the Company, other than a Change in Control which has been approved by a majority of the Company’s Board who were directors immediately prior to such Change in Control, then with respect to all matters thereafter arising concerning the rights of the Indemnitee to indemnity payments and Expense Advances under this Agreement or any other agreement or under applicable law or the Company’s Certificate of Incorporation or Bylaws now or hereafter in effect relating to indemnification for Indemnifiable Events, the Company shall seek legal advice only from special independent counsel selected by the Indemnitee and approved by the

Company, which approval shall not be unreasonably withheld. Such special independent counsel shall not have otherwise performed services for the Company or the Indemnitee, other than in connection with such matters, within the last five years. Such independent counsel shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee’s rights under this Agreement. Such counsel, among other things, shall render its written opinion to the Company and the Indemnitee as to whether and to what extent the Indemnitee would be permitted to be indemnified under applicable law. The Company agrees to pay the reasonable fees of the special independent counsel referred to above and to indemnify fully such counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or the engagement of special independent counsel pursuant to this Agreement.

7. Partial Indemnity. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses and Liabilities, but not, however, for the entire amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion thereof to which the Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that the Indemnitee has been successful on the merits or otherwise in defense of any or all Proceedings relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, the Indemnitee shall be indemnified against all Expenses incurred in connection therewith. In connection with any determination by the Reviewing Party or otherwise as to whether the Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on the Company to establish that the Indemnitee is not so entitled.

8. Non-exclusivity. The rights of the Indemnitee hereunder shall be in addition to any other rights the Indemnitee may have under any statute, provision of the Company’s Certificate of Incorporation or Bylaws, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. To the extent that a change in the DGCL permits greater indemnification by agreement than would be afforded currently under the Company’s Certificate of Incorporation and Bylaws and this Agreement, it is the intent of the parties hereto that the Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change without further need to amend this Agreement.

9. Liability Insurance. The Company shall be obligated to maintain an insurance policy or policies providing directors’ and officers’ liability insurance, and the Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage determined by the Board.

10. Settlement of Claims. The Company shall not be liable to indemnify the Indemnitee under this Agreement (a) for any amounts paid in settlement of any action or claim effected without the Company’s written consent, which consent shall not be unreasonably withheld; or (b) for any judicial award if the Company was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action.

11. No Presumption. For purposes of this Agreement, to the fullest extent permitted by law, the termination of any Proceeding, action, suit or claim, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

12. Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Company or any affiliate of the Company against the Indemnitee, the Indemnitee’s spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, or such longer period as may be required by state law under the circumstances, and any claim or cause of action of the Company or its affiliate shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

13. Consent and Waiver by Third Parties. The Indemnitee hereby represents and warrants that he or she has obtained all waivers and/or consents from third parties which are necessary for his or her employment with the Company on the terms and conditions set forth herein and to execute and perform this Agreement without being in conflict with any other agreement, obligation or understanding with any such third party. The Indemnitee represents that he or she is not bound by any agreement or any other existing or previous business relationship which conflicts with, or may conflict with, the performance of his or her obligations hereunder or prevent the full performance of his or her duties and obligations hereunder.

14. Amendment of this Agreement. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.

15. Primacy of Indemnification. Notwithstanding that the Indemnitee may have certain rights to indemnification, advancement of expenses and/or insurance provided by other persons (collectively, the “Other Indemnitors”), the Company: (i) shall be the indemnitor of first resort (i.e., its obligations to the Indemnitee are primary and any obligation of the Other Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by the Indemnitee are secondary); and (ii) shall be required to advance the full amount of Expenses incurred by the Indemnitee and shall be liable for the full amount of all Expenses, without regard to any rights the Indemnitee may have against any of the Other Indemnitors. No advancement or payment by the Other Indemnitors on behalf of the Indemnitee with respect to any claim for which the Indemnitee has sought indemnification from the Company shall affect the immediately preceding sentence, and the Other Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of the Indemnitee against the Company. The Company and the Indemnitee agree that the Other Indemnitors are express third party beneficiaries of the terms of this Section 15.

16. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee (other than against the Other Indemnitors), who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

17. No Duplication of Payments. Except as otherwise set forth in Section 15 above, the Company shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent the Indemnitee has otherwise actually received payment (under any insurance policy, Bylaw, vote, agreement or otherwise) of the amounts otherwise indemnifiable hereunder.

18. Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to the Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement shall continue in effect regardless of whether the Indemnitee continues to serve as a director or officer of the Company or of any other enterprise at the Company’s request.

19. Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

20. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of laws.

21. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

22. Notices. All notices, demands, and other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered by hand, against receipt, or mailed, postage prepaid, certified or registered mail, return receipt requested, and addressed to the Company at:

Pure Bioscience, Inc.
1725 Gillespie Way
El Cajon, California 92020
Attention: Chief Operating Officer

and to the Indemnitee at:

Notice of change of address shall be effective only when done in accordance with this Section. All notices complying with this Section shall be deemed to have been received on the date of delivery or on the third business day after mailing.

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day first set forth above.

THE COMPANY:

PURE BIOSCIENCE, INC.

By:
Name:
Title:

INDEMNITEE:

Signature

Print Name:

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